CONSULTANT AGREEMENT

THIS MADE THE   27  DAY OF  December  , 1996,

BETWEEN

PowerTrader Software Inc., incorporated pursuant to the laws of the Province of British Columbia, with a head office at #591-885 Dunsmuir St., Vancouver, BC V6C 1N5 ("PSI")

Of The First Part

AND:

458468 B.C. Ltd.
("458468")

Of The Second Part

WHEREAS:

R.1 PSI entered into an oral agreement with 458468 as of July 1, 1996, wherein 458468 agreed to make available to PSI the services of Michael C. Withrow ("Withrow") to serve as a consultant to PSI; and

R.2 PSI and 458468 now desire to memorialize their arrangement through a written agreement that will supersede any previous discussions or arrangements including any which may have been made directly with Withrow.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto mutually agree as follows:

APPOINTMENTS AND DUTIES

         Section 1.1. PSI, by this Agreement, appoints 458468 to serve as a consultant to PSI subject to the terms and conditions and for the term set forth in this Agreement. 458468 accepts and agrees to such appointment with PSI, subject to the terms and conditions and for the term set forth in this Agreement. 458468 agrees that it will faithfully, industriously and to the best of its ability, experience and talents, perform all of the duties described in this Agreement.

         Section 1.2. 458468 shall make available to PSI the services of Withrow, who shall devote eighty (80%) percent of his time to managing the affairs of PSI. Specifically, Withrow shall assist in the overall long term direction of PSI, the technical revision and further development of PSI's suite of products, and the initial marketing of PSI until such time as PSI is adequately financed to fund a significant marketing plan.

EFFECTIVE DATE; TERM OF THE AGREEMENT; TERMINATION

         Section 2.1. The Agreement shall be effective as of the 1st day of July, 1996.

         Section 2.2. Subject to earlier termination as provided in Section 2.3 of this Agreement, this Agreement shall be for a period commencing effective the 1st day of July, 1996 and ending on July 1st, 1999 (the "Contract Term"). This Agreement shall be automatically extended for an additional three (3) year term after the Contract Term unless either party shall give to the other party written notice at least six (6) months prior to the expiration of the Contract Term, or any extension thereof, of its determination not to so renew.


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At the expiration of the Contract Term, or any extension thereof, the obligation of PSI to pay further compensation to 458468 shall cease, provided, however, that all other obligations hereunder of either party to the other party at the time of such termination shall not be affected by such termination.

         Section 2.3. This Agreement may be terminated by either party at any time prior to the expiration of the Contract Term, or any extension thereof, upon one (1) month notice to the other party. In the event of termination of this Agreement except termination pursuant to Section 2.4, PSI shall:

         (a)      Pay to 458468 any fees to which 458468 is entitled as provided
                  in  this   Agreement   which   accrue   through  the  date  of
                  termination;

         (b) Immediately reimburse 458468 for any money that 458468 has paid with its own funds on behalf of PSI, its parent or any subsidiary plus interest at the rate of prime plus 1.5 % per month (or part thereof);

         (c) If this Agreement is terminated during the first year of the Contract Term, pay to 458468 an amount equal to two (2) months' fees; and

         (d) If this Agreement is terminated subsequent to the first year of the Contract Term, pay to 458468 two (2) months' fees for each full year of service of the Contract Term, or any extension thereof.

         Section 2.4. This Agreement may be terminated by PSI without prior notice if, at any time, 458468, while in the performance of its duties:

         (a)      commits a material breach of a provision of this Agreement;

         (b) is unable or unwilling to perform its duties under this Agreement;

         (c)      commits  fraud  or  serious   neglect  or  misconduct  in  the
                  discharge of its duties hereunder; or

         (d) becomes bankrupt or makes any arrangement or compromise with its creditors.

         In the event of termination of this Agreement pursuant to this Section 2.4, 458468 shall only be entitled to receive any fees to which 458468 is entitled as provided in this Agreement which accrue through the date of termination.

FEES AND EXPENSES

         Section 3.1. As a fee for 458468's services under the Agreement, PSI shall pay 458468, commencing on the effective date of this Agreement and continuing throughout 458468's engagement by PSI, an annual base fee (the "Base Fee") in an amount as provided below:

         (a) Eighty-five Thousand Canadian Dollars (CDN $85,000) per annum for the first year of the Contract Term payable in monthly installments of CDN $7,083.33;

         (b) Ninety-two Thousand Canadian Dollars (CDN $92,000) per annum for the second year of the Contract Term payable in monthly installments of CDN $7,666.66; and

         (c) For subsequent years, an amount mutually determined by the Board of Directors of PSI and 458468, payable in monthly installments.


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



         Section 3.2. In addition to 458468's Based Fee, 458468 shall be entitled to receive bonuses from time to time determined by the Board of Directors of PSI in such amount and/or on such basis as the Board shall determine to be reasonable and appropriate based on such criteria as the Board shall have established. 458468 shall have no vested rights to receive any bonuses and 458468 agrees that the amount, if any, of any bonus shall be in the sole discretion of the Board.

         Section 3.3. PSI agrees to reimburse 458468 for all actual expenses properly incurred by 458468 on behalf of PSI or PowerTrader in carrying out its duties and performing its functions under this Agreement and for all such expenses 458468 shall furnish a statement to PSI prior to reimbursement.

         Section 3.4. In addition to providing the services set forth herein, 458468 may provide office equipment, services and space to PSI for which PSI shall pay 458468 a fee per month at such rates and minimums as the parties hereto shall from time to time establish by mutual agreement.

         Section 3.5. All payments hereunder shall be made to 458468 at the head office of PSI and PSI shall remit such payments to 458468 on a regular monthly basis commencing the 1st day of July, 1996.

CONFIDENTIALITY AND TRADE SECRETS

         Section 4.1. 458468 shall not reveal or divulge and shall cause each of its officers and agents (including Withrow) to refrain from revealing or divulging, except as authorized or required by its duties, to any person or companies any of the trade secrets, secrets or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of PSI, PowerTrader, or any subsidiary which may come to its knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to it and shall not use or attempt to use any such information in any manner which may incur or cause loss either directly or indirectly to the business of PSI, PowerTrader, or any subsidiary or may be likely so to do. This restriction shall continue to apply after the termination of this agreement for a term of six (6) months.

         Section 4.2. 458468 agrees that all the information, records and files 458468 shall obtain or to which 458468 shall have access during the term of this Agreement shall be and remain the sole property of PSI or its customers, as the case may be. On the cessation of 458468's association with PSI as a consultant, all documents, records, papers, books, programs, bulletins, notices, plans, strategies, customers, leads, customer lists, financial information, prices, pricing policies, and processes related to the business of PSI, 458468's own business notes, all equipment and supplies, instruments, prototypes, models, products, notebooks, invoices, statements, correspondence and similar depositories, including computer tapes, discs, magnetic or digital storage of information containing trade secrets, or confidential information, as hereinabove set forth, including all copies, abstracts or summaries thereof, then in 458468's possession or control, whether prepared by PSI or others, excepting therefrom those materials which 458468 received or would have been entitled to receive as a stockholder, shall be returned to and left with PSI, upon PSI's request and at its sole cost. The obligations of 458468 under this
Section 4.2 shall not be applicable to any materials or information which are publicly available and/or known.

         As a prior condition to 458468 receiving any final fees (if any) due 458468 which are accrued but unpaid at the cessation of 458468's employment, 458468 shall execute an affidavit to the effect that 458468 has complied with the provisions of this section.

FURTHER ASSURANCES

         Section 5.1. The parties hereto agree from time to time after the execution hereof to make, to execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this agreement.

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





INDEMNIFICATION

         Section 6.1. PSI shall indemnify and save harmless 458468 from and against any and all actions, claims, suits, demands, loss and damages whatsoever which arise or result from or are caused by 458468 or PSI or anyone associated with or employed by 458468 or PSI in the ordinary scope of this engagement.

NOTICE

         Section 7.1. Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and shall be given by the delivery of same or by mailing same by prepaid registered or certified mail or by sending same by telecopier (fax) in each case addressed to the intended recipient at the address of the respective party set out on the first page hereof with telecopier numbers as follows:

If to PSI:

PowerTrader Software Inc.
#591 - 885 Dunsmuir Street
Vancouver, B.C. V6C 1N5
Telecopier No. 685-1513

If to 458468:

458468 B.C. Ltd.
#12 - 1850 Argue Street
Port Coquitlam, B.C.
V3C 5K4
Telecopier No. 685-1513

         Section 7.2. Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the date of mailing, except in the event of disruption of the postal service in which event notice will be deemed to be received only when actually received and if sent by telecopier on the day it was sent provided the sender telephones to confirm receipt of the fax by the party to whom it was sent.

         Section 7.3. Any party may, at any time, give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

WAIVER

         Section 8.1. No waiver of any breach of this Agreement shall be binding unless evidenced in writing executed by the party against whom waiver is claimed. Any waiver shall extend only to the particular breach so waived and shall not limit any rights with respect to any future breach.

AMENDMENTS

          Section 9.1. This Agreement  constitutes the entire Agreement  between


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the parties hereto with respect to the subject  matter  hereof.  An amendment or variation of this Agreement shall only be binding upon a party if evidenced in writing executed by that party.

SEVERABILITY

         Section 10.1. If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

NUMBER AND GENDER

         Section 11.1. Words used herein importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neuter genders, and vice versa, and words importing persons shall include firms and corporations.

TIME OF ESSENCE

         Section 12.1.  Time is of the essence of this Agreement.

SUCCESSORS AND ASSIGNS

         Section 13.1. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

GOVERNING LAW AND ARBITRATION

         Section 14.1. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the parties hereby irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

         Section 14.2. All disputes arising in connection with this Agreement and which are not resolved by agreement between the parties shall be finally settled by arbitration in accordance with the Commercial Arbitration act of British Columbia.







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


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date and year first above written.

The common seal of PowerTrader Software Inc.
was hereunto affixed in the presence of:

/s/ David C. Furlonger
----------------------------


The authorized signature of
458468 B.C. LTD.
was hereunder affixed in the presence of:

/s/ Michael C. Withrow
----------------------------





                           /s/ David C. Furlonger
                           --------------------------
                           PowerTrader Software Inc.




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